UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2019, NCR Corporation (“NCR” or the “Company”) entered into a retirement agreement with a former executive officer.

(e) Retirement of Robert P. Fishman

Robert P. Fishman has retired from his position as Senior Advisor to the Company pursuant to a retirement agreement with the Company effective March 12, 2019. As announced and disclosed on prior Form 8-K filings by the Company on July 26, 2018 and August 29, 2018, Mr. Fishman previously notified the Company of his decision to retire from NCR and ceased serving as its Executive Vice President, Chief Financial Officer and Chief Accounting Officer as of August 29, 2018. As of August 29, 2018, Mr. Fishman was appointed as a Senior Advisor to assist in the transition of Chief Financial Officer duties to Andre J. Fernandez (who began serving as the Company’s Executive Vice President and Chief Financial Officer on that date), and to provide certain consulting services to the Company.

Mr. Fishman’s retirement agreement includes restrictive covenants and a general release in favor of the Company. His retirement agreement further provides for a lump sum cash severance payment in the gross amount of $2,312,500 (comprised of a $1,312,500 payment under the NCR Executive Severance Plan and a discretionary severance payment of $1,000,000). With respect to Mr. Fishman’s outstanding unvested equity awards, his retirement agreement provides that these generally vest pro rata and become payable in accordance with the terms of the applicable NCR stock incentive plans and his equity agreements, except that the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) approved a modification to the remaining 2/3 unvested portion of his previously granted 2018 performance-vesting restricted stock unit award to permit full vesting of such portion, the performance goals for which award had already been achieved. Mr. Fishman’s retirement agreement also includes terms reflecting the Committee’s termination of the NCR Corporation Economic Profit Plan (the “EPP”) effective February 27, 2019, as a result of which Mr. Fishman’s EPP Bonus Bank (as defined in the EPP) of $653,679 as of that date, which was earned before 2018, became fully vested, and Mr. Fishman will receive his regularly scheduled 2019 Bonus Bank distribution of $215,714 after September 1, 2019, followed by a final distribution of his then remaining Bonus Bank balance of $437,965 after February 28, 2020. In accordance with the NCR Executive Severance Plan, Mr. Fishman’s retirement agreement further provides for certain continued welfare benefits and outplacement services.

Additional information about the EPP termination described in this Item 5.02 is included in the Company’s Form 8-K filing on March 5, 2019 disclosing such termination. Additional information about Mr. Fishman’s equity awards, the Company’s achievement of applicable performance goals with respect to such awards and the NCR Executive Severance Plan described in this Item 5.02, and other benefit plans and programs generally available to the Company’s directors and executive officers, is included in the Company’s Proxy Statement for the 2019 annual meeting of stockholders filed with the Securities and Exchange Commission on March 15, 2019.

A copy of Mr. Fishman’s retirement agreement will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: March 15, 2019	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary